SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2006
Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 617-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The Company entered into a new lease for its office space at One Bala Plaza, Bala Cynwyd, Pennsylvania, on March 16, 2006, effective as of March 1, 2006. The parties to the lease are Bala Plaza Property, Inc., as landlord, and Philadelphia Consolidated Holding Corp. as tenant. The leased premises will initially cover approximately 92,000 rentable square feet of office space already occupied by the Company under a prior lease, increasing by June 30, 2007 to approximately 135,500 rentable square feet. The lease is for a term of eight years expiring February 28, 2014, and the Company has one five year extension option at the then fair market rent. The Company will pay an annual base rent of $22.00 per rentable square foot, plus its proportionate share of operating expenses and real estate taxes in excess of those incurred in calendar year 2006. The landlord has agreed that certain improvements will be made to the premises at landlord’s expense, except that the Company will contribute $1,150,000 towards the cost of such improvements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit 10.1 Lease between Bala Plaza Property, Inc., and Philadelphia Consolidated Holding Corp., dated as of March 1, 2006.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
Dated: March 21, 2006	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Lease between Bala Plaza Property, Inc., and Philadelphia Consolidated Holding Corp., dated as of March 1, 2006.	Furnished electronically herewith.